Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 29, 2026, between Capstone Green Energy Holdings, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature page hereto (including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder as to the Shares (as defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Purchasers severally and not jointly, wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement, (i) shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred” and, such shares, the “Preferred Shares”) and (ii) shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock” and, such shares, the “Common Shares,” and together with the Preferred Shares, the “Shares”);

WHEREAS, the Company is substantially contemporaneously entering into another Securities Purchase Agreement (the “PIPE Securities Purchase Agreement”), pursuant to which the Company will agree to issue up to 3,588,889 shares of the Common Stock and up to 300,000 pre-funded warrants to purchase Common Stock to the purchasers thereunder on the Closing Date, subject to the terms and conditions thereof (the “Concurrent Offering”);

WHEREAS, this Securities Purchase Agreement and the PIPE Securities Purchase Agreement are being entered into in connection with (i) that certain Preferred Unit Redemption Agreement (the “OpCo Preferred Unit Redemption Agreement”), by and between Capstone Green Energy LLC, a Delaware limited liability company (“OpCo”) and Capstone Distributor Support Services LLC (“CDSS”), which is the owner of all of the preferred units (the “OpCo Preferred Units”) of OpCo, pursuant to which, upon the terms and subject to the conditions therein, OpCo will redeem all of the OpCo Preferred Units and OpCo will become a wholly-owned subsidiary of the Company (the “OpCo Preferred Redemption”) and (ii) that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among the Company, OpCo and CDSS, pursuant to which, upon the terms and subject to the conditions therein, CDSS will sell, convey, assign, transfer and deliver to OpCo all of CDSS’ right, title and interest in and to the Transferred Assets (as defined in the Asset Purchase Agreement) to OpCo (the “OpCo Asset Purchase”); and

WHEREAS, the Company, Opco, Capstone Turbine Financial Services, LLC and GSSLG (as defined below) are substantially contemporaneously entering into the Third NPA Amendment (as defined below), pursuant to which, among other things, GSSLG is consenting to the transactions contemplated by this Agreement and the other Transaction Documents.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1      Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“2025 Securities Purchase Agreement” means the Securities Purchase Agreement, dated November 24, 2025, among the Company and the Purchasers party thereto, as in effect on the date hereof.

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.4.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Entity so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.

“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred, in the form attached hereto as Exhibit A, setting forth the rights, preferences and privileges of the Series A Preferred.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Preferred Shares Subscription Amount and the Common Shares Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but (a) in no event earlier than the first Trading Day following the date hereof (or, if this Agreement is signed after the closing of regular trading on the OTCQX Market or on a day that is not a Trading Day, the second Trading Day following the date hereof) and (b) in no event later than the fifth (5th) Trading Day after the date of this Agreement.

“Code” shall have the meaning ascribed to such term in Section 3.1(jj).

“Commission” means the United States Securities and Exchange Commission.

“Common Shares Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Common Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Common Shares Subscription Amount,” in United States dollars and in immediately available funds.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Katten Muchin Rosenman LLP.

“Company Fundamental Representations” shall have the meaning ascribed to such term in Section 5.10.

“Company Plan” shall have the meaning ascribed to such term in Section 3.1(m).

“Confidentiality Agreement” means the non-disclosure agreement dated March 9, 2026 between Monarch LP and the Company.

“Conversion Shares” means the shares of Common Stock issuable upon exercise of the conversion of the Preferred Shares.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(pp).

“Environmental Law” shall have the meaning assigned to such term in Section 3.1(n).

“ERISA” shall have the meaning ascribed to such term in Section 3.1(m).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(u).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning assigned to such term in Section 3.1(h).

“Governmental Entity” means any federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body (public or private), department, political subdivision, tribunal or other instrumentality thereof.

“GSSLG” means Goldman Sachs Specialty Lending Group, L.P.

“Hazardous Materials” shall have the meaning assigned to such term in Section 3.1(n).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(r).

“International Trade Laws” means any and all export control, import and customs, and anti-boycott laws and regulations imposed, administered or enforced by (i) the U.S. government, including the U.S. Department of Commerce, the U.S. Department of State and the Bureau of Customs and Border Protection of the U.S. Department of Homeland Security; or (ii) any other relevant Governmental Entity with jurisdiction over the Company.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(pp).

“Liens” means a lien, charge, pledge, security interest, encumbrance, claim, option, right of first offer, right of first refusal, preemptive right, mortgage, indenture, trust deed, easement, lease, sublease, right of way, covenant, condition, or other restriction, other than restrictions imposed under applicable securities laws.

“Material Adverse Effect” means any event, change, development, circumstance, condition, state of facts or occurrence that individually or in the aggregate is or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets (tangible or intangible and including, for the avoidance of doubt, tax assets), liabilities, property, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided that a change in the market price or trading volume of the Common Stock alone shall not be deemed, in and of itself, to constitute a Material Adverse Effect.

“Material Contracts” means any contract, agreement, indenture, note, bond, loan, lease, or other binding written arrangements to which the Company or any of its Subsidiaries is a party or to which any of their respective assets is subject and which is listed as an exhibit to any of the SEC Reports.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(p).

“Monarch Funding Amount” means the aggregate of all the Monarch Purchasers’ Preferred Shares Subscription Amounts and Common Shares Subscription Amounts less the Monarch Transaction Expenses.

“Monarch LP” means Monarch Alternative Capital LP.

“Monarch Purchasers” means Monarch Capital Master Partners V-A LP, Monarch Capital Master Partners VI LP, Monarch Strategic Investment Fund – S LP and Monarch VI Select Opportunities Aggregator LP.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of December 7, 2023 and as thereafter amended, by and among OpCo, the Company and Capstone Turbine Financial Services, LLC (as guarantors), various purchasers, and GSSLG.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Owned Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(r).

“Per Common Share Purchase Price” equals $4.50 (or, if the price paid per share of Common Stock by purchasers in the Concurrent Offering under the PIPE Securities Purchase Agreement is a price lower than $4.50, such lower price) per Common Share.

“Per Preferred Share Purchase Price” equals $1000.00 per Preferred Share.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE Registration Rights Agreement” means the registration rights agreement, dated on or about the date of the PIPE Securities Purchase Agreement, among the Company and the purchasers party thereto executed in connection with the Concurrent Offering (as defined below).

“PIPE Transaction Documents” means the PIPE Securities Purchase Agreement, the PIPE Registration Rights Agreement, the Placement Agency Agreement, all exhibits and schedules thereto and any other documents or agreements executed in connection with the Concurrent Offering.

“Placement Agency Agreement” means that certain placement agency agreement dated as of the date hereof between the Company and the Placement Agent.

“Placement Agent” means Craig-Hallum Capital Group LLC.

“Preferred Shares Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Preferred Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Preferred Shares Subscription Amount,” in United States dollars and in immediately available funds.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition) pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, or Governmental Entity.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Conversion Shares.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctioned Jurisdiction” means, at any time, a country, territory, or geographic region which is the target of any comprehensive, country-wide or territory-wide Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, Kherson, Zaporizhzhia, Donetsk, and Luhansk regions of Ukraine).

“Sanctioned Person” means any Person: (a) listed on any Sanctions List or otherwise the subject or target of Sanctions; (b) located in, resident in, or organized under the laws of, a Sanctioned Jurisdiction; (c) the government of a Sanctioned Jurisdiction, or (d) an agency or instrumentality of, or is directly or indirectly owned or otherwise controlled by, a Person referred to in clauses (a) through (c) above.

“Sanctions” means any economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions, and anti-terrorism laws imposed, administered, enacted, and/or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means the government of the United States of America or any subdivision thereof (including OFAC, U.S. Department of State, or through any existing or future executive order), the European Union, the United Kingdom, or any other Governmental Entity with jurisdiction over the Company, its Subsidiaries, or any of its Affiliates.

“Sanctions List” means any list of Persons that are the subject or target of Sanctions including, the list of Specially Designated Nationals and Blocked Persons, the Sectoral Sanctions Identifications List, and the Foreign Sanctions Evaders List maintained by OFAC, or any similar Sanctions-related list maintained by the government of the United States or any Sanctions Authority.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means, collectively, the Preferred Shares, the Common Shares and the Conversion Shares underlying the Preferred Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the shares of preferred stock of the Company, having the rights, preferences and privileges specified in the Certificate of Designation, which shares shall be convertible into Conversion Shares in accordance with the terms set forth in the Certificate of Designation.

“Short Sale Prohibition” shall have the meaning ascribed to such term in Section 4.9.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subsidiary” means any subsidiary of the Company as set forth in Exhibit 21.1 to the Annual Report on Form 10-K filed by the Company on June 27, 2025 for the year ended March 31, 2025, and any subsidiary subsequently disclosed in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Third NPA Amendment” means the Consent and Third Amendment, dated on or about the date hereof, to the Note Purchase Agreement, in the form of Exhibit C attached hereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the Texas Stock Market or the OTCQX Market (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designation, the Registration Rights Agreement, the Placement Agency Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., and any successor transfer agent of the Company.

“USRPHC” shall have the meaning ascribed to such term in Section 3.1(jj).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or, if such date is not a Trading Day, the nearest preceding Trading Day) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market but the Common Stock is then quoted on the OTCQB Market, the volume weighted average price of the Common Stock for such date (or if such date is not a Trading Day, the nearest preceding Trading Day) on the OTCQB Market, (c) if the Common Stock is not then listed or quoted for trading on a Trading Market or the OTCQB Market but prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock reported at 4:02 p.m. (New York City time) on such date (or if such date is not a Trading Day, the nearest preceding Trading Day), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.
PURCHASE AND SALE

Section 2.1            Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase from the Company, an aggregate of (i) $80,000,000.00 of Preferred Shares (at the Per Preferred Share Purchase Price) and (ii) $15,000,003 of Common Shares (at the Per Common Share Purchase Price), in each case as determined pursuant to Section 2.2. The Closing shall occur substantially contemporaneously with the consummation of the Concurrent Offering and substantially contemporaneously with, or immediately prior to, the consummation of each of the OpCo Preferred Redemption and the OpCo Asset Purchase. Upon the Closing each Purchaser shall deliver to the Company such Purchaser’s Preferred Shares Subscription Amount and Common Shares Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its Shares as determined pursuant to Section 2.2, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at a location as the parties hereto shall mutually agree.

Section 2.2            Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	a legal opinion of Company Counsel, in the form attached hereto as Exhibit D;

(iii)	the Company’s wire instructions, on Company letterhead and executed by the Company’s Chief Executive Officer or Chief Financial Officer;

(iv)	a certificate executed by the Chief Financial Officer of the Company, dated as of such date, in the form attached hereto as Exhibit E, stating that the conditions specified in Section 2.3(a) and 2.3(c) have been fulfilled and stating that there has been no Material Adverse Effect;

(v)	a certificate executed by the Secretary of the Company (i) certifying that (x) the Certificate of Designation (as certified and filed by the Secretary of Delaware), the certificate of incorporation, and the bylaws of the Company in the form attached thereto, and (y) the resolutions of the Company’s Board of Directors approving the sale of the Shares and the transactions contemplated hereby and by the other Transaction Documents attached thereto are true and complete copies of such documents and resolutions and (ii) attaching certificates of good standing within five (5) Business Days of the Closing Date from the Secretary of State of Delaware with respect to the Company; and

(vi)	copies of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis evidence of the issuance of such Purchaser’s Shares as held in restricted book-entry form by the Transfer Agent, in each case, registered in the name of such Purchaser; and

(vii)	the Registration Rights Agreement duly executed by the Company.

(b)           On or prior to the Closing Date (unless otherwise set forth below), each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by such Purchaser;

(ii)	the Registration Rights Agreement duly executed by such Purchaser; and

(iii)

(1) in the case of the Monarch Purchasers, the Monarch Funding Amount and (2) in the case of any other Purchaser, such Purchaser’s Preferred Shares Subscription Amount and Common Shares Subscription Amount, in each case by wire transfer to the account specified in writing by the Company, which may include, if agreed by the relevant Purchaser and the Company, paying all or a portion of such amount on behalf of the Company or its Affiliates pursuant to the OpCo Preferred Redemption and the OpCo Asset Purchase in which case such funds shall be deemed to be received by the Company hereunder in fulfillment of such Purchaser’s obligations under this Section 2.2(b)(iii) when received by the ultimate recipient thereof..

Section 2.3             Closing Conditions.

(a)           The Closing is subject to the following conditions being met:

(i)	the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and become effective;

(ii)	the Required Approvals shall have been made or obtained, as applicable; and no Governmental Entity of competent jurisdiction with respect to the sale of the Shares shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no Governmental Entity shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

(iii)	all conditions precedent to the closing of the Concurrent Offering set forth in the PIPE Transaction Documents shall have been satisfied (as determined by the parties thereto) or waived (other than those conditions which, by their nature, are to be satisfied only at the closing of the Concurrent Offering pursuant to the PIPE Transaction Documents), and the closing of the Concurrent Offering and release of funds and all executed signature pages therefor shall have been authorized by all parties to occur substantially concurrently with the Closing;

(iv)	all conditions precedent to the closing of the OpCo Preferred Redemption set forth in the OpCo Preferred Unit Redemption Agreement shall have been satisfied (as determined by the parties thereto) or waived (other than those conditions which, by their nature, are to be satisfied only at the closing of the OpCo Preferred Redemption pursuant to the OpCo Preferred Unit Redemption Agreement), and the closing of the OpCo Preferred Redemption and release of funds and all executed signature pages therefor shall have been authorized by all parties to occur substantially concurrently with or immediately following (and contingent only upon) the Closing;

(v)	all conditions precedent to the closing of the OpCo Asset Purchase set forth in the Asset Purchase Agreement shall have been satisfied (as determined by the parties thereto) or waived (other than those conditions which, by their nature, are to be satisfied only at the closing of the OpCo Asset Purchase pursuant to the Asset Purchase Agreement), and the closing of the OpCo Asset Purchase and release of funds and all executed signature pages therefor shall have been authorized by all parties to occur substantially concurrently with or immediately following (and contingent only upon) the Closing.

(b)           The obligations of the Company hereunder in connection with the Closing are also subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)	all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii)	the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(c)           The respective obligations of the Purchasers hereunder in connection with the Closing are also subject to the following conditions being met:

(i)	(x) the accuracy in all respects of the Company Fundamental Representations as of the date hereof and as of the Closing Date, (y) the accuracy of the representations and warranties set forth in Section 3.1(g) (Capitalization), except for any de minimis inaccuracies, and (z) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) of the other representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date (unless they are explicitly made as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)	the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)	from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally on the Company’s principal Trading Market as reported by Bloomberg L.P. shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

Section 3.1      Representations and Warranties of the Company. Except as set forth in the SEC Reports, which SEC Reports shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the SEC Reports, the Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and as of the Closing Date:

(a)            Subsidiaries. All of the direct and indirect subsidiaries (as such term is used in and construed under Rule 405 under the Securities Act) of the Company are set forth in Exhibit 21.1 to the Annual Report on Form 10-K filed by the Company on June 27, 2025 for the year ended March 31, 2025, other than Cal Microturbine, LLC, which became a wholly-owned indirect subsidiary of the Company on August 13, 2025. The Company owns, directly or indirectly, all of the capital share or other equity interests (and any other rights or interests convertible into equity interests) of each Subsidiary free and clear of any Liens, and all of the issued and outstanding equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)            Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect. No Proceeding has been instituted or, to the knowledge of the Company, is threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than the Required Approvals. Each of this Agreement and the other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions are limited by applicable law.

(d)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (assuming the receipt of the Required Approvals), (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, guaranty, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Entity to which the Company or a Subsidiary is subject, or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (ii) the filings required pursuant to Section 4.3 of this Agreement, (iii) the filings required under the Registration Rights Agreement, (iv) application(s) or notification(s) to each applicable Trading Market for quotation of the Conversion Shares, if any are required, (v) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (vi) the waiver of the restrictions set forth in Section 4.12(a) and 4.12(b) of the 2025 Securities Purchase Agreement in respect of the transactions contemplated hereby and by the other Transactions Documents and the Concurrent Offering by WVP Emerging Manager Onshore Fund LLC – AIGH Series and AIGH Investment Partners, LP, as the Purchasers (as defined in the 2025 Securities Purchase Agreement) of 50.1% in interest of the shares of Common Stock sold by the Company pursuant to the 2025 Securities Purchase Agreement and (vii) the Third NPA Amendment.

(f)            Issuance of the Securities; Registration. The Common Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. Upon the filing of the Certificate of Designation, the Preferred Shares will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Conversion Shares have been duly and validly authorized and, when issued upon conversion of the Preferred Shares in accordance with the Certificate of Designation, will be validly issued, fully paid and nonassessable and will be free and clear of all Liens, except for restrictions on transfer set forth in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement (including the Conversion Shares) and the Concurrent Offering.

(g)           Capitalization. The Company’s disclosure of its authorized, issued and outstanding capital stock in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. The Company has not issued any shares of its capital stock since its most recently filed periodic report under the Exchange Act, other than (i) pursuant to the PIPE Transaction Documents, (ii) pursuant to the exercise of employee stock options under the Company’s equity incentive plans and the issuance of shares of Common Stock to employees, consultants and directors pursuant to the Company’s equity incentive plans and awards thereunder and (iii) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as a result of the issuance of awards under the Company’s equity incentive plans, the purchase and sale of the Securities and the consummation of the Concurrent Offering and as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the shares of capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or shares of capital stock of any Subsidiary. The issuance and sale of the Shares or issuance of the Conversion Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers and the Placement Agent and in connection with the PIPE Transaction Documents) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities or result in the acceleration of any vesting schedules or any other rights. Other than the Preferred Shares, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary, other than the OpCo Preferred Unit Redemption Agreement. The Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s shares of capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since April 1, 2024 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP. Such financial statements fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i)            Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (C) expenses and liabilities incurred in connection with the Transaction Documents, the PIPE Transaction Documents, the OpCo Preferred Unit Redemption Agreement, the Asset Purchase Agreement and the transactions contemplated thereby, including the Concurrent Offering, the OpCo Preferred Redemption and the OpCo Asset Purchase, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to Company equity compensation or stock option plans disclosed in the SEC Reports, (vi) there has been no damage, destruction or loss, whether or not covered by insurance, that would be material to the Company, (vii) the Company has not settled any Actions against or by it or otherwise waived or compromised any material rights or debts owed to it, (viii) there has been no material amendment, termination, modification, reduction, or other change to any Material Contract, (ix) there has been no resignation or termination of employment of any executive officer or other key employee, or any group of employees, of the Company or any of its Subsidiaries that would be material to the Company, (x) no Liens (other than Permitted Liens (as defined in the Certificate of Designation)) have been granted or created with respect to any of the assets of the Company or any of its Subsidiaries, (xi) no loans or guaranties have been made by the Company or any of its Subsidiaries to or for the benefit of its employees, officers or directors other than in the ordinary course of business, or (xii) any sale, license, assignment or transfer of ownership of, or abandonment or other disposal of any of the material assets of the Company or any of its Subsidiaries other than in the ordinary course of business. Except for the transactions contemplated by the Transaction Documents, the PIPE Transaction Documents, the OpCo Preferred Unit Redemption Agreement and the Asset Purchase Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws in a Current Report on Form 8-K at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j)            Litigation. There is no material action, suit, charge, inquiry, audit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, or Governmental Entity (collectively, an “Action”). None of the Actions set forth in the SEC Reports (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there is not currently pending or contemplated any investigation by the Commission involving the Company or any current or former director or officer of the Company, which would reasonably be expected to result in a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Material Contracts. The Company is not in default under any Material Contract, nor, to the Company’s knowledge, is any other party to any such Material Contract in default thereunder.

(l)            Labor Relations. No labor dispute, strike, work stoppage or slowdown, lockout, or grievance exists or, to the knowledge of the Company, is threatened with respect to any of the employees of the Company or any Subsidiary, which could reasonably be expected to result in a Material Adverse Effect. No unfair labor practice charge, complaint, or grievance is pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable state or foreign agency against or involving the Company or any Subsidiary, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is represented by or a member of a union, works council, or other labor organization that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to or bound by a collective bargaining agreement or other agreement with a union, works council, or other labor organization. No union organizing effort or representation petition is pending or, to the knowledge of the Company, threatened with respect to any employees of the Company or any Subsidiary. There is no Action, pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary with respect to labor or employment matters, which could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, no officer, employee or independent contractor of the Company or any Subsidiary, is in violation of (i) any material term of any employment contract, contractor agreement, confidentiality, disclosure or proprietary information agreement, or non-competition, non-solicitation or restrictive covenant agreement with the Company or any Subsidiary, or (ii) any contract or agreement, including any restrictive covenant, in favor of any third party that would interfere with such individual’s ability to be employed or engaged by the Company or any Subsidiary, and, to the knowledge of the Company, the continued employment or engagement of each such officer, employee and independent contractor is not reasonably expected to subject the Company or any of its Subsidiaries to any liability that would have a Material Adverse Effect with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to labor, employment and employment practices, including, terms and conditions of employment, wages and hours, worker classification (including the proper classification of workers as independent contractors or employees), equal employment opportunity, non-discrimination, non-harassment, collective bargaining, immigration, occupational health and safety, workers’ compensation, the collection and payment of withholding and social security taxes, and layoff and termination notice and severance requirements, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)          Employee Benefit Plans. Each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA) and each other employee or other individual service provider compensation or benefit plan, program, policy, agreement or arrangement established, maintained or sponsored by, or with respect to which there is any current or potential liability of, the Company or any of its Subsidiaries (each, a “Company Plan”) has been established, maintained and administered in compliance in all material respects with its terms and the applicable requirements of ERISA, the Code, and other applicable laws. There is no pending, or to the knowledge of the Company, threatened Action, suit or claim relating to a Company Plan (other than routine claims for benefits), other than any such Action, suit or claim that could not reasonably be expected to result in, individually or in the aggregate, a material liability to the Company or its Subsidiaries. None of the Company nor any other entity or other trade or business which, together with the Company, would be treated as a single employer under Section 414 of the Code has within the past six (6) years sponsored, maintained, contributed to or had any obligation to contribute to, or had any current or potential liability with respect to any plan subject to Title IV of ERISA or any “multiemployer plan” as defined in Section 3(37) of ERISA. No Company Plan provides post-employment health or welfare benefits to any Person, except in accordance with Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or similar state laws or payments or reimbursements of premiums for such coverage pursuant to agreements or arrangements with respect to ordinary course terminations of employment for up to the applicable severance payment period thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (alone or in combination with any other condition or event) could reasonably be expected to (i) give rise to any increased, additional, accelerated or guaranteed rights or entitlements under any Company Plan, (ii) trigger any funding of, increase the cost of, or give rise to any other obligation under any Company Plan, (iii) trigger the forgiveness of indebtedness owed to the Company or any of its Subsidiaries by any current or former officer, director, employee, consultant, or independent contractor of the Company or any of its Subsidiaries, or (iv) result in any violation or breach of or a default under, or limit the Company’s (or its applicable Subsidiary’s) ability to amend, modify or terminate, any Company Plan.

(n)           Environmental Laws. The Company and its Subsidiaries (i) are and have been in compliance with all applicable federal, state, local and foreign laws (including common law), now or hereafter in effect, relating to pollution or protection of human health and safety, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and natural resources, including laws relating to emissions, discharges, Releases or threatened Releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, each such permit, license, or other approval is valid and in full force and effect, and there are no Proceedings pending, or to the knowledge of the Company, threatened that could result in the termination, revocation, or adverse modification of such permit, license, or other approval; (iii) have not received any written notice, claim, order, or request for information alleging that the Company and its Subsidiaries are in violation of, or have any material liability under, any Environmental Laws, that has not been fully or finally resolved or for which there are outstanding material obligations; (iv) have not Released or, to the knowledge of the Company, threatened to Release any Hazardous Material on, upon, into, or from any real property currently or formerly owned, leased, or otherwise used by the Company and its Subsidiaries; and (v) have not generated any Hazardous Materials that have been disposed of at any site that has been included in any U.S. federal, state or local “superfund” site list or other similar list of hazardous or toxic waste sites published by any Governmental Entity in the United States, where in each clause (i) through (v), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)           Compliance. Neither the Company nor any Subsidiary: (i) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in material violation of any judgment, decree or order of any court, arbitrator or other Governmental Entity or (iii) is or has been in material violation of any statute, rule, ordinance or regulation of any Governmental Entity, including without limitation all foreign, federal, state and local laws relating to taxes and product quality and safety matters.

(p)           Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(q)           Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all material personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens securing the indebtedness of the Company described in the SEC Reports, and (iii) Liens for the payment of federal, state or other taxes not yet due or being contested in good faith and for which appropriate reserves have been made in accordance with GAAP. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(r)            Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, software and other intellectual property rights and similar rights (collectively, the “Intellectual Property Rights”) necessary or material to the conduct of their respective businesses as described in the SEC Reports. None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except as could not have or reasonably be expected to be material to the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the conduct of the businesses of the Company and the Subsidiaries violate or infringe upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights owned by the Company and the Subsidiaries (“Owned Intellectual Property”) are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. To the knowledge of the Company, each current and former employee, consultant and officer of the Company and the Subsidiaries who has or has had access to material Intellectual Property Rights has executed an agreement assigning to the Company or such Subsidiary all Intellectual Property Rights developed in connection with their services to the Company or such Subsidiary or, in the case of current and former employees, assigned all rights in such Intellectual Property Rights by operation of law. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to be material to the Company and the Subsidiaries. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(s)           Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for companies of the Company’s size and in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to $5 million in the aggregate. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(t)            Transactions With Affiliates and Employees. None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from such officer, director or employee or, to the knowledge of the Company, any entity in which such officer, director, or such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary, bonus or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option, restricted stock unit and performance unit agreements under any equity incentive plans of the Company.

(u)           Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to provide reasonable assurance that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(v)           Certain Fees. Except pursuant to the Placement Agency Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(w)          Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(x)           Registration Rights. Other than as provided for in the Registration Rights Agreement, in the PIPE Registration Rights Agreement and the registration rights agreement entered into in connection with the 2025 Securities Purchase Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(y)           Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is quoted to the effect that the Company is not in compliance with the maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such maintenance requirements. The Common Stock is currently quoted for trading on the OTCQX Best Market and is eligible for electronic transfer through the Depository Trust Company or another established clearing corporation.

(z)            Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its state of incorporation, if any, that is or could become applicable to the Purchasers solely as a result of the Purchasers and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents, including without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(aa)         No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of the Shares under the Securities Act.

(bb)         Indebtedness. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary (excluding any unpaid interest thereon accrued since the Evaluation Date), or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (i) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (iii) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP and (iv) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person.

(cc)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, each of the Company and its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply and (iv) has no unpaid taxes to be due by the taxing authority of any jurisdiction.

(dd)        Foreign Corrupt Practices. Neither the Company nor any Subsidiary nor any director, officer or employee of the Company or any Subsidiary, nor to the knowledge (as defined in the FCPA) of the Company or any Subsidiary, any Affiliate, agent or other person acting on behalf of the Company or any Subsidiary, has directly or indirectly (i) made, offered, promised or authorized any unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made, offered, promised or authorized any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, (iv) violated any provision of the FCPA, or (v) made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

(ee)         Accountants. The Company’s independent registered public accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2026.

(ff)          Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(gg)        Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

(hh)        Cybersecurity. (i) During the past three (3) years (x) there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including personal data and the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. No claims or Actions have been asserted or, to the Company’s knowledge, threatened against the Company or any Subsidiary by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any applicable laws, rules, policies, procedures or contracts.

(ii)            Sanctions, and International Trade Laws. (i) Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees, or to the Company’s knowledge, its agents, consultants, Affiliates, or other Persons acting for or on behalf of the Company or any of its Subsidiaries, has directly or indirectly during the past five (5) years (or since April 24, 2019 with respect to Sanctions) violated any applicable Sanctions or International Trade Laws; (ii) the Company and its Subsidiaries have implemented and maintained internal control systems and policies reasonably designed to detect and prevent violations of applicable Sanctions and International Trade Laws; and (iii) neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees, or to the Company’s knowledge, its agents, consultants, Affiliates, or other Persons acting for or on behalf of the Company or any of its Subsidiaries, has been, since April 24, 2019, or currently is (a) a Sanctioned Person, (b) operating, conducting business, or participating in any direct or indirect transaction in, with, or involving any Sanctioned Jurisdiction or with, involving, or benefitting any Sanctioned Person in any manner that would violate Sanctions or cause any party hereto to violate Sanctions, or (c) otherwise in violation of applicable Sanctions.

(jj)           U.S. Real Property Holding Corporation. The Company is not a U.S. real property holding corporation (“USRPHC”) within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”).

(kk)         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll)           Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or Governmental Entity, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm)       Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of the Purchasers in connection with the sale of any Securities.

(nn)        Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby.

(oo)        No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(pp)         No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to each Purchaser a copy of any disclosures provided thereunder.

(qq)        Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

Section 3.2            Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case such representation or warranty shall be accurate as of such date):

(a)           Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law and public policy in respect thereof.

(b)           Understandings or Arrangements. Such Purchaser is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law. Such Purchaser has no direct or indirect arrangement or understandings with any other persons to sell or distribute or regarding the sale or distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser understands that the Shares and any Conversion Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)           Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate thereof has made or makes any representation as to the Company or the quality of the Securities. In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(f)            Certain Transactions. Other than consummating the transactions contemplated under this Agreement and, as applicable, the Common Stock Securities Purchase Agreement, such Purchaser has not, nor has any Person acting on behalf of such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received an offer or proposal (written or oral) from the Company relating to the transactions contemplated by this Agreement and the Transaction Documents, the Placement Agent or any other Person representing the Company regarding such Purchasers potential participation in the transactions contemplated hereunder and ending immediately prior to the execution hereof.

(g)           General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or the internet or broadcast over television or radio or the internet or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(h)           No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, such Purchaser at the time of sale is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

(i)            Disclosure. Such Purchaser acknowledges and agrees that the Company does not make, and has not made, any representations or warranties with respect to, or in connection with, the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

Section 4.1            Removal of Legends.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of any such Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on each of the Shares in substantially the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] [HAS NOT] [HAVE BEEN] REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c)           The Company shall remove the legends described in Section 4.1(b) (or instruct the Transfer Agent to so remove such legend) from the book-entry account evidencing the Common Shares and the Conversion Shares if (i) such Common Shares or Conversion Shares are sold pursuant to an effective and available registration statement under the Securities Act, as certified by the holder of such Securities to the Company and its counsel in a customary representation letter to such effect, (ii) such Common Shares or Conversion Shares are sold or transferred pursuant to Rule 144, as certified by the holder of such Securities to the Company and its counsel in a customary representation letter to such effect, or (iii) such Common Shares or Conversion Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions and the Company has received such certificates or other documentation or evidence as the Company and its counsel may reasonably require to determine that the holder and/or beneficial owner of such Security has satisfied the applicable holding period requirement in respect of such Securities under Rule 144 and is not, and has not been during the immediately preceding three (3) months, an affiliate (as such term is used in Rule 144) of the Company.

Section 4.2             Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities.

Section 4.3            Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time issue a press release disclosing the material terms of the transactions contemplated hereby, by the PIPE Transaction Documents, by the OpCo Preferred Unit Redemption Agreement and by the Asset Purchase Agreement, and (b) file a Current Report on Form 8-K, including the Transaction Documents, the PIPE Transaction Documents, the OpCo Preferred Unit Redemption Agreement and the Asset Purchase Agreement as exhibits thereto, with the Commission within the time required by the Exchange Act. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except that if such disclosure is required by law, in which case the disclosing party shall, to the extent legally permissible, promptly provide the other party with prior notice of such public statement or communication but the consent of the other party shall not be required, and provided that the Company shall not be required to provide notice to, or obtain the consent of, any Purchaser in respect of any disclosures that are materially similar to those previously reviewed by such Purchaser.

Section 4.4            Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser or any transferee thereof is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

Section 4.5            Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder and from the Concurrent Offering as follows: (a) $85,000,000 for the OpCo Preferred Redemption and the OpCo Asset Purchase, (b) up to $22,500,000 for (i) payment of fees and expenses in connection with the transactions contemplated hereby and (ii) investment in and growth of the Company’s business, including as described on Schedule 1 hereto, and (c) the residual amount for working capital and other corporate purposes and, for the avoidance of doubt, the Company shall not use such proceeds in violation of FCPA, Money Laundering Laws, Sanctions, or International Trade Laws.

Section 4.6            Indemnification of Purchasers. Subject to the provisions of this Section 4.6, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including but not limited to all judgments, awards, taxes, amounts paid in settlements, court costs, arbitration costs, and reasonable attorneys’ and other advisors’ fees and costs of investigation, whether or not any of the foregoing arise out of a third party claim, that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; (b) any Action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such Action is based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings any Purchaser Party may have with any such stockholder or any violations by any Purchaser Party of state or federal securities laws or any conduct by any Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any Action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall reasonably promptly notify the Company in writing (but failure to give such notice shall not relieve the Company from any liability it may have to such Purchaser Party hereunder except to the extent that the Company is materially prejudiced by such failure), and, if such Action relates to a third party claim, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Purchaser Party. Any Purchaser Party shall have the right to engage separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (w) the engagement thereof has been specifically authorized by the Company in writing, (x) the Company has failed after ten (10) days to notify such Purchaser Party in writing of the Company’s assumption of such defense, (y) the Company fails to diligently pursue such defense in the reasonable opinion of such Purchaser Party, or (z) in such Action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, or a reasonable defense is available to such Purchaser Party that is different from or in addition to those available to the Company, in which case the Company shall be responsible for the reasonable fees and expenses of such separate counsel. The Company shall not settle any indemnified claim without the consent of relevant Purchaser Party unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s material breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or any violations by any Purchaser Party of state or federal securities laws or any conduct by any Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law. This Section 4.6 shall survive the Closing.

Section 4.7             Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares pursuant to the Certificate of Designation.

Section 4.8             Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 4.9             Certain Transactions and Confidentiality. Without limiting the obligations of each Purchaser and its Affiliates pursuant to Section 4.12 and the Certificate of Designation, each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at (and including) such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3. Each Purchaser also covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales of any of the Company’s securities during the Restricted Period (the “Short Sale Prohibition”). Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.3, such Purchaser will maintain the confidentiality of the existence and terms of this transaction in accordance with the Confidentiality Agreement.

Section 4.10          Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the offering of the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser.

Section 4.11           Concurrent Transactions. Immediately following the Closing, the Company will consummate the OpCo Preferred Redemption and the OpCo Asset Purchase.

Section 4.12           Purchaser Lock-Up.

(a)            Each Purchaser hereby covenants and agrees that, from the date hereof until 180 days after the Closing Date (the “Restricted Period”), such Purchaser will not, and will cause each of its Affiliates not to, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Securities, (2) enter into any Short Sale, hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities, in cash or otherwise, (3) other than as contemplated by the Registration Rights Agreement, exercise any right with respect to the registration of any of the Securities, or (4) publicly disclose the intention to do any of the foregoing.

(b)            Notwithstanding the foregoing, a Purchaser may: (i) transfer or dispose of such Purchaser’s Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a Person or group of affiliated Persons, of shares of capital stock if, after such transfer, such Person or group of affiliated Persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned Purchaser’s Securities shall remain subject to the provisions of Section 4.12 and (ii) convert the Preferred Shares into Conversion Shares, provided that any such Conversion Shares received upon such conversion shall be subject to the terms of this Section 4.12.

Section 4.13           Tax Matters.

(a)           The Company shall use commercially reasonable efforts to periodically evaluate whether the Company is, or is reasonably likely to become, a USRPHC. If the Company determines that it is, or is reasonably likely to become, a USRPHC, the Company shall promptly provide written notice thereof to each Purchaser. The Company shall (to the extent it is legally able to do so) (i) provide to a Purchaser, upon such Purchaser’s prior written request, a customary statement certifying that the Company is not a USRPHC in accordance with applicable Treasury Regulations, and (ii) otherwise use commercially reasonable efforts to reasonably cooperate with such Purchaser to allow such Purchaser to establish that no withholding is required under Section 1445 of the Code in connection with any transfer, conversion, redemption or other disposition of the Securities (including to enable such Purchaser to establish the existence of any applicable exceptions under Section 897 of the Code).

(b)           The parties agree that the Preferred Shares, including the conversion features, dividend rights, redemption provisions and anti-dilution adjustments set forth in the Certificate of Designation, are intended to be structured such that the Preferred Shares do not constitute “preferred stock” for purposes of Section 305 of the Code and that any dividend on the Preferred Shares payable pursuant to the Certificate of Designation in kind, including through the issuance of additional Preferred Shares or other securities of the Company or through an increase in the liquidation preference, stated value or number of Preferred Shares (any such dividend, a “PIK Dividend”), should not constitute a taxable distribution pursuant to Treasury Regulations Section 1.305-6 or a deemed distribution under Section 305(b) or 305(c) of the Code (the “Intended Tax Treatment”). The Company and each Purchaser shall treat the Preferred Shares and any PIK Dividend consistently with the Intended Tax Treatment for all U.S. federal, state and local income tax purposes and shall report such treatment consistently on all tax returns and information statements unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code or by a change in applicable law after the date hereof. If the Company determines that any PIK Dividend is or may be treated inconsistently with the Intended Tax Treatment, the Company shall promptly notify the Purchasers and reasonably cooperate with them in order to establish any applicable exemption from withholding and/or to mitigate any resulting adverse tax consequences.

(c)           Other than as may be otherwise permitted pursuant to the Certificate of Designation, when contemplating any action that could reasonably be expected to result in treatment inconsistent with the Intended Tax Treatment, the Company shall use commercially reasonable efforts to (i) take into consideration the Intended Tax Treatment and the interests of the Purchasers, and (ii) act in a manner that would not result in, or mitigate to the extent practicable, any adverse tax consequences with respect thereto.

Section 4.14           Most Favored Nation. The Company represents and warrants to each Purchaser that the terms set forth in this Agreement relating to the acquisition of the Common Shares are the same as the terms set forth in the PIPE Securities Purchase Agreement. If the Company enters into any agreement, including the PIPE Securities Purchase Agreement and the other PIPE Transaction Documents, with any other Person for the acquisition of Common Shares which closes or is anticipated to close on or around the Closing Date which includes rights or benefits relating to the Common Shares or acquisition thereof more favorable to the rights or benefits granted to any Purchaser hereunder relating to the Common Shares (“Additional Rights”) then the Company shall provide written notice to the Purchasers and each Purchaser shall be entitled to elect to receive such Additional Rights prior to or following the Closing Date and following such election (i) this Agreement or one of the other Transaction Documents shall be amended to include such Additional Rights and (ii) to the extent the Additional Rights have the effect of reducing the Common Shares Subscription Amount payable hereunder, Purchaser shall be entitled to elect to reduce the Common Shares Subscription Amount payable on Closing hereunder. Notwithstanding the foregoing, each Purchaser hereby acknowledges and agrees that none of the PIPE Transaction Documents in the forms most recently provided to such Purchaser prior to the date hereof contains (or shall be deemed to contain) any terms, rights or benefits that are more favorable than those granted to such Purchaser hereunder relating to the Common Shares. Without limiting the foregoing, each Purchaser understands and agrees that none of the purchasers of shares of Common Stock pursuant to the PIPE Securities Purchase Agreement will be subject to any restrictions in respect of such shares that are the same as or similar to those contained in Section 4.12 of this Agreement or will be subject to any of the restrictions imposed on such Purchaser pursuant to the Certificate of Designation.

ARTICLE V.
MISCELLANEOUS

Section 5.1             Termination. This Agreement may be terminated by the Company or by any Purchaser, as to such Purchaser’s obligations hereunder only, and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party hereto to sue for any breach by any other party (or parties) hereto or the right to reimbursement of the Monarch Transaction Expenses pursuant to Section 5.2.

Section 5.2             Fees and Expenses. Promptly following the earlier of the Closing and the termination of this Agreement other than due to breach of this Agreement by the Monarch Purchasers, the Company will pay and/or reimburse the Monarch Purchasers for all of their reasonable and documented out-of-pocket expenses associated with the transactions contemplated by this Agreement (including due diligence, legal fees, and preparation and negotiation of documentation), in an aggregate amount not to exceed $750,000 (the “Monarch Transaction Expenses”); provided that if the Closing does occur, the Monarch Purchasers shall have the right to deduct the Monarch Transaction Expenses from their aggregate Preferred Shares Subscription Amount due on Closing. Except as provided in the immediately preceding sentence and as otherwise expressly set forth in the Transaction Documents to the contrary, each party hereto shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

Section 5.3             Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which such parties acknowledge have been merged into such documents, exhibits and schedules; provided that the Confidentiality Agreement remains in full force and effect.

Section 5.4             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Section 5.5            Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least 50.1% in interest of the Preferred Shares (or, prior to the Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

Section 5.6            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.7            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Prior to the Closing, no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. After the Closing, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities (subject to the restrictions on transfer imposed by applicable securities laws, this Agreement and the Certificate of Designation), provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers” and provided, further, that following any such assignment the original Purchaser will retain its rights with respect to any Securities retained by such original Purchaser.

Section 5.8             No Third-Party Beneficiaries; No Recourse. The Placement Agent shall be the third-party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 and this Section 5.8. This Agreement and the other Transaction Documents may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the other Transaction Documents or the other transactions contemplated hereby or thereby may only be brought against, the Placement Agent and the Persons that are signatories as parties hereto or thereto (as applicable) and then only with respect to the specific obligations set forth herein or therein (as applicable) with respect to the Placement Agent or such Persons.

Section 5.9             Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents, and all matters arising thereunder or in connection therewith, shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereto agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents), or otherwise arising thereunder or in connection therewith, shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.6, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

Section 5.10           Survival. The representations and warranties of the Company contained in this Agreement in Sections 3.1(a) (Subsidiaries), 3.1(b) (Organization and Qualification), 3.1(c) (Authorization; Enforcement), 3.1(d) (No Conflicts), 3.1(f) (Issuance of the Securities; Registration), 3.1(v) (Fees), 3.1(y) (Listing and Maintenance Requirements), 3.1(z) (Application of Takeover Protections) and 3.1(nn) (Private Placement) (the “Company Fundamental Representations”) shall survive the Closing until the end of the applicable statute of limitations. All other representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of two (2) years from the Closing. The covenants and obligations of the parties set forth herein which contemplate performance following the Closing shall survive the Closing until fully performed.

Section 5.11           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party hereto, it being understood that the parties hereto need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Section 5.12           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.13           Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.14           Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and provision of a customary indemnity and, if required by the Transfer Agent, provision of a customary bond or other security. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity, bond or other security) associated with the issuance of such replacement Securities.

Section 5.15           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate. Each party hereto agrees that it shall not have a remedy of punitive or consequential damages against the other and hereby waives any right or claim to punitive or consequential damages it may now have or may arise in the future.

Section 5.16           Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.17           Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

Section 5.18           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 5.19           Construction. The parties hereto agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to appropriate adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions in respect of the Common Stock that occur after the date of this Agreement and prior to the Closing.

Section 5.20           Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to, and all payments hereunder shall be made in, the lawful money of the United States. References to a Person are also to its successors and permitted assigns. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and, unless otherwise required by law, if the last day of such period is not a Trading Day, the period in question shall end on the next succeeding Trading Day).

Section 5.21           WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO, THE PARTIES HERETO EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CAPSTONE GREEN ENERGY HOLDINGS, INC.		Address for Notice:

By:	/s/ Vincent J. Canino	Fax:
Name:	Vincent Canino	E-mail:
Title:	President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Subscription Amount for Preferred Shares: $

Preferred Shares:

Subscription Amount for Common Shares: $

Common Shares:

EIN Number:

Schedule 1

USE OF FUNDS

[See attached.]

Exhibit A

FORM-OF

CAPSTONE GREEN ENERGY HOLDINGS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

[See attached.]

Exhibit B

FORM-OF REGISTRATION RIGHTS AGREEMENT

[See attached.]

Exhibit C

THIRD NPA AMENDMENT

[See attached.]

Exhibit D

LEGAL OPINION OF COMPANY COUNSEL

[See attached.]

Exhibit E

OFFICER’S CERTIFICATE OF THE COMPANY

[See attached.]